Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 33-57100) and on Forms S-8 (No. 33-40397 and No. 33-44776) of Flow International Corporation of our report dated May 26, 2004, relating to the financial statements and supplemental schedules of the Flow International Corporation Voluntary Pension and Salary Deferral Plan included in this Annual Report on Form 11-K for the year ended December 31, 2003.

/s/ BDO Seidman, LLP
Kirkland, Washington
June 25, 2004